As filed with the Securities and Exchange Commission on August 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	93-0609074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

414 Union Street, Suite 2000

Nashville, TN 37219

(615) 986-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Fuchs

Vice President and General Counsel

Louisiana-Pacific Corporation

414 Union Street, Suite 2000

Nashville, TN 37219

(615) 986-5600

(Name, address, including zip code, and telephone number, including area code of agent for service)

With a copy to:

Mark E. Betzen, Esq.

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

(214) 220-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filed,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee (1) (2)
Debt Securities
Common Stock, par value $1 per share (3)
Preferred Stock
Depositary Shares (4)
Warrants
Purchase Contracts
Units (5)
Total	$300,000,000	$300,000,000	$16,740

(1)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to such Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.
(3)	Each share of common stock presently includes one share purchase right as described under “Description of Capital Stock—Stockholder Rights Agreement.” These rights are also covered by this registration statement. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock, and the value attributable to them, if any, is reflected in the price of the common stock.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2009

PROSPECTUS

$300,000,000

LOUISIANA-PACIFIC CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer from time to time to sell up to $300,000,000 of debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. Such securities may be offered and sold by us in one or more offerings. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities or securities of one or more other entities. Shares of our common stock are traded on the New York Stock Exchange under the symbol “LPX.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in these securities involves certain risks. See “Risk Factors” in our most recent quarterly report on Form 10-Q, which is incorporated by reference herein and, if applicable, our subsequent annual, quarterly or current reports and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission mentioned under the heading “Where You Can Find More Information.”

Except as otherwise indicated or required by the context, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Louisiana-Pacific Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS

We may from time to time sell the securities in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation of Documents by Reference.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

LOUISIANA-PACIFIC CORPORATION

Our company, founded in 1973 and headquartered in Nashville, Tennessee, is a leading manufacturer of building products. As of December 31, 2008, we had approximately 4,700 employees. As of August 5, 2009, we owned 23 modern, strategically located facilities in the U.S. and Canada, two facilities in Chile and a 75% ownership interest in a Brazilian facility. We also operated three facilities through joint ventures, for which we are the exclusive provider of product distribution for North America. Additionally, we participate in a joint venture operation that produces cellulose insulation. Our focus is on delivering innovative, high-quality commodity and specialty building products to retail, wholesale, home building and industrial customers. Our products are used primarily in new home construction, repair and remodeling, and manufactured housing.

We operate in three segments: Oriented Strand Board; Siding; and Engineered Wood Products. In general, our businesses are affected by the level of housing starts; the level of home repairs; the availability and cost of financing; changes in industry capacity; changes in the prices we pay for raw materials and energy; changes in foreign exchange rates, primarily the Canadian dollar; and other operating costs.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from our website at www.lpcorp.com. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at www.lpcorp.com. However, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after August 5, 2009 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009; and

•	Our Current Reports on Form 8-K filed on January 22, 2009, February 19, 2009, March 2, 2009, March 4, 2009, March 9, 2009, March 11, 2009 and May 12, 2009.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Corporate Affairs

Louisiana-Pacific Corporation

414 Union Street, Suite 2000

Nashville, TN 37219

(615)  986-5600

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, the documents we incorporate by reference and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are or will be based upon the beliefs and assumptions of, and on information available to, our management. Such statements include (1) statements preceded by, followed by or that include words like “may,” “will,” “could,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “continue” or “future” or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts, including without limitation, plans for product development, forecasts of future costs and expenditures, possible outcomes of legal proceedings, capacity expansion and other growth initiatives and the adequacy of reserves for loss contingencies.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to the following:

•	changes in general economic conditions;

•	changes in the cost and availability of capital;

•	changes in the level of home construction activity;

•	changes in competitive conditions and prices for our products;

•	changes in the relationship between supply of and demand for building products;

•	changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products;

•	changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel;

•	changes in other significant operating expenses;

•	changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, the EURO, Brazilian real and the Chilean peso;

•	prolonged illiquidity in the market for auction-rate securities held by us for investment;

•	changes in general and industry-specific environmental laws and regulations;

•	changes in tax laws, and interpretations thereof;

•	changes in circumstances giving rise to environmental liabilities or expenditures;

•	the resolution of product-related litigation and other legal proceedings; and

•	acts of God or public authorities, war, civil unrest, fire, floods, earthquakes and other matters beyond our control.

In addition to the foregoing and any risks and uncertainties specifically identified in the text surrounding forward-looking statements, any statements in the reports and other documents filed by us with the SEC that warn of risks or uncertainties associated with future results, events or circumstances identify important factors that could cause actual results, events and circumstances to differ materially from those reflected in the forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the repayment of indebtedness, working capital and capital expenditures.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of unsecured notes, debentures, or other evidences of indebtedness of Louisiana-Pacific, which we refer to as “debt securities.” We may issue debt securities in one or more series under an indenture, dated as of April 2, 1999, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. A copy of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.

The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities;

•	the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Louisiana-Pacific;

•	any limit on the aggregate principal amount of the debt securities;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable;

•	the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•	the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Louisiana-Pacific or any other person;

•

the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

•	the applicability to the debt securities of the provisions described under “— Defeasance” below.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•

payment of principal and any premium or interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary;

•	by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•	in any other circumstances described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.

We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:

•	the applicable depositary would authorize its participants to give the notice or take the action; and

•

the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

Principal of and any premium or interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of and any premium or interest on debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Certain Covenants of Louisiana-Pacific

Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying Agents, Etc. If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or any premium or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or any premium or interest on any debt securities that remain unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

Payment of Taxes and Other Claims. We will be required to pay and discharge, before the same become delinquent:

•	all taxes, assessments, and governmental charges levied or imposed upon us or any of our properties or any of our subsidiaries or any of their properties; and

•

all claims for labor, materials, and supplies that, if unpaid, would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of us and our subsidiaries, taken as a whole (a “Material Adverse Effect”);

unless, in either case, the same are being contested by proper proceedings.

Maintenance of Properties. We will be required to cause all properties used in our business and the businesses of our subsidiaries to be maintained and kept in good condition, repair and working order and to make any necessary renewals, replacements and improvements to those properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

Compliance with Laws. We will be required to, and will be required to cause our subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

Existence. We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of Default

The following are Events of Default under the indenture with respect to debt securities of any series:

(1) failure to pay principal of or premium, if any, on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;

(3) failure to make any sinking fund payment when and as due by the terms of any debt security of that series;

(4) failure to perform, or breach of, any other of our covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for 60 calendar days after written notice thereof has been given to us as provided in the indenture;

(5) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other of our indebtedness, the unpaid principal amount of which is not less than $25 million, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

(6) specified events of bankruptcy, insolvency, or reorganization involving us; and

(7) any other Event of Default provided with respect to debt securities of that series.

Pursuant to the Trust Indenture Act of 1939, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:

•

in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and

•

other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

If an Event of Default described in clause (6) above occurs, the principal of and any premium and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration and the consequences of such acceleration if:

•

we have paid or deposited with the trustee a sum sufficient to pay all amounts of principal of and any premium and interest on the debt securities of that series that have become due otherwise than by the declaration of acceleration; and

•	all other Events of Default have been cured or waived as described under “— Modification and Waiver” below.

Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

If we default on the payment of any interest on the debt securities for a period of 30 days or default on the payment of any principal on the debt securities when due and payable and fail, upon demand for payment made by the trustee, to make the required payment, the trustee may institute a legal proceeding against us to collect any amounts determined to be payable.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

•	the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested in writing that the trustee to institute a proceeding in respect of the Event of Default;

•	the holder or holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request; and

•	the trustee has failed to institute the proceeding within 60 calendar days after receipt of the written request and offer of indemnity.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and any premium and interest on such debt security on or after the applicable due dates for the payment of such obligations.

We are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in our performance.

Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

Modification and Waiver

In general, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, and any premium and interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•

reduce the percentage in principal amount of outstanding debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

•	a default in the payment of the principal of, or premium or any premium or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Defeasance

Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:

(1) will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or

(2) will be released from our obligations to comply with certain covenants described under “— Certain Covenants of Louisiana-Pacific” above and from certain prohibitions against consolidations, mergers and transfers of assets described under “— Limitations on Mergers and Other Transactions” below with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5) and (7) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

Following any defeasance described in clause (1) above, holders of debt securities of that series will have the right to receive, solely from the trust fund described below, payments of principal of and any premium and interest on those securities when those payments are due.

Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (4) under “— Events of Defaults” above.

In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of and any premium and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition, among other things:

•

no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of such deposit;

•

no Event of Default described in clause (6) under “— Events of Default” above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

•

in the event of any defeasance described in clause (1) above, we shall have delivered to the trustee an opinion of outside counsel, stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) there has been a change in applicable federal income tax law, in either case to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such deposit or defeasance had not occurred;

•

in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of outside counsel to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

•

we shall have delivered to the trustee an officer’s certificate to the effect that the debt securities of such series, if then listed on any securities exchange, will not be delisted solely as a result of such deposit.

If we fail to comply with our remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.

Satisfaction and Discharge

We, at our option, may satisfy and discharge the indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:

•	either:

(1) all of our debt securities previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

(2) all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Limitations on Merger and Other Transactions

Prior to the satisfaction and discharge of the indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:

•	either:

(1) we are the continuing or surviving person in the consolidation or merger; or

(2) the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

•

an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture and the Trust Indenture Act contain specified limitations on the right of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $1 per share, and 15,000,000 shares of preferred stock, par value $1 per share.

Common Stock

Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available as, if and when declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

Except as otherwise provided by law and subject to the voting rights of our preferred stock of any series that may be outstanding from time to time, the holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of common stock held of record by such holder on the date fixed by our board of directors as the record date for such meeting of stockholders. The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscription or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to determine, with respect to any series of preferred stock, the terms and rights of the series, including, without limitation, the following:

•	The designation of and number of shares constituting such series;

•

The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

•	Whether the shares of such series shall be subject to redemption, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•

Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

•	The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

•	The restrictions, if any, on the issue or reissue of any additional preferred stock;

•	The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, Louisiana-Pacific.

In connection with our stockholder rights agreement, discussed below, we designated 2,000,000 shares of our authorized preferred stock as Series A Junior Participating Cumulative Preferred Stock, par value $1 per share. We have not issued any shares of Series A Junior Participating Cumulative Preferred Stock.

Purposes and Effects of Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

General

Our restated certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of control of Louisiana-Pacific by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our restated certificate of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Classified Board of Directors; Removable Only for Cause

Our bylaws divide our board of directors into three classes of directors, with each class serving staggered, three-year terms. In addition, our directors may be removed from office only for cause by the affirmative vote of the holders of at least 75% of our common stock. Notwithstanding the foregoing, whenever the holders of any one or more series of our preferred stock shall have the right, voting separately as a class, to elect one or more directors, the provisions described in this paragraph shall not apply with respect to the director or directors elected by such holders of preferred stock. The classification of our board of directors means that, unless directors are removed for cause, it could require at least two annual meetings of stockholders for a majority of stockholders to make a change of control of the board of directors, because only a portion of the directors will be elected at each meeting. A significant effect of a classified board of directors may be to deter hostile takeover attempts, because an acquiror could experience delay in replacing a majority of the directors. A classified board of directors also makes it more difficult for stockholders to effect a change of control of the board of directors, even if such a change of control were to be sought due to dissatisfaction with the performance our directors.

Supermajority Voting for Amending the Bylaws

Our board of directors is expressly authorized to adopt, amend or repeal bylaws of Louisiana-Pacific by a vote of two-thirds of the entire board. The stockholders may adopt additional bylaws and may amend or repeal bylaws, whether or not adopted by them, provided that the affirmative vote of the holders of at least 75% of the common stock shall be required for any such adoption of additional bylaws, amendment or repeal. The affirmative vote of at least 75% of the holders of common stock is required to amend or repeal this restriction.

Supermajority Approval of Merger, Consolidation, or Other Business Combination

Any merger, consolidation or recapitalization, or the sale or exchange of all or substantially all the assets, of Louisiana-Pacific or any issuance of voting securities of Louisiana-Pacific (other than pursuant to employee benefit plans), shall require the affirmative vote of the holders of at least 75% of the then-outstanding shares of our common stock if a Person (as defined below) is then directly or indirectly the beneficial owner of 20% or more of the common stock; provided that such 75% voting requirement shall not be applicable with respect to any such transaction if:

•	Such Person acquired its common stock in a cash tender offer for all outstanding common stock; or

•

Such Person has no interest, direct or indirect, in such transaction other than solely as a holder of common stock so that such Person receives no extra or special benefit not shared on a pro rata basis by all holders of common stock; or

•

As a result of such transaction, the holders of common stock, other than such Person, will receive consideration for their common stock (in the same form and of the same kind as the consideration paid by such Person in acquiring the initial 20% of the common stock acquired by it) having a fair market value per share at least equal to the highest per share price (appropriately adjusted for stock splits, stock dividends and like distributions) paid by such Person for any shares of common stock acquired by it within the two-year period prior to such transaction; or

•	Such transaction was approved by two-thirds of our entire board of directors.

For the purposes of this provision, the term (i) “Person” shall have the meaning given that term under Section 2(2) of the Securities Act and Section 13(g)(3) of the Securities Exchange Act as in effect on March 8, 1983, and (ii) “beneficial owner” shall have the meaning given that term under Rule 13d-3 of the general rules and regulations under the Securities Exchange Act as in effect on March 8, 1983. The affirmative vote of at least 75% of the holders of common stock is required to amend or repeal this restriction.

Limitation of Director Liability

Our restated certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	violations under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

These provisions in our restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.

No Stockholder Action by Written Consent

Our restated certificate of incorporation provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be effected by a written consent of stockholders in lieu of a meeting of stockholders. This prevents stockholders from initiating or effecting any action by written consent, thereby limiting the ability of stockholders to take actions opposed by our board of directors. The affirmative vote of at least 75% of the holders of common stock is required to amend or repeal this restriction.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the chairman of our board of directors or pursuant to a resolution of the board of directors and shall be called by the chairman of the board of directors at the request in writing of a majority of the board of directors. Business transacted at a special meeting of the stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

Stockholder Rights Agreement

On May 23, 2008, our board of directors adopted a stockholder rights agreement (the “Rights Agreement”) between us and Computershare Trust Company, N.A., as rights agent, and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, payable to stockholders of record at the close of business on June 6, 2008 (the “Record Date”). The Rights Agreement provides that each share of common stock issued after June 6, 2008 and prior to the time that the Rights expire, are redeemed or become exercisable (whichever occurs first) will be accompanied by one Right. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $1 per share, of Louisiana-Pacific (the “Preferred Shares”), at a price of $100.00 per one one-hundredth of a preferred share (the “Purchase Price”), subject to adjustment.

Until the earlier to occur of (i) 10 days following the date of a public announcement (the “Shares Acquisition Date”) that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the shares of outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of outstanding common stock (the earlier of such dates being the “Distribution Date”), the Rights will be evidenced, (i) with respect to any share of common stock certificates outstanding as of the Record Date, by such common stock certificate, and (ii) with respect to any uncertificated common stock outstanding as of the Record Date, by registration of the common stock in our share register in the names of the holders thereof.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of common stock. Until the earliest of the Distribution Date, date, if any, on which the Rights are redeemed (the “Redemption Date”) and June 6, 2018 (the “Final Expiration Date”), new common stock certificates, if any, issued after the Record Date upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificates for common stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the common stock represented by such certificate, and the registration of transfer of ownership of any uncertificated common stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with such common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the shares of common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date unless the Rights are earlier redeemed or exchanged, in each case, as described below. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares) at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, assets, cash or stock (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights, options or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per common stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of common stock.

In the event that Louisiana-Pacific is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which will be void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made.

At any time prior to the later of the Shares Acquisition Date and the Distribution Date, the board of directors may redeem the Rights, in whole but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, without interest thereon.

The stock ownership percentages referred to in the Rights Agreement are based upon beneficial ownership (as defined in the Rights Agreement), which includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in the common stock.

The terms of the Rights may be amended by the board of directors without the consent of the holders of the Rights or shares of common stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Louisiana-Pacific, including, without limitation, the right to vote or to receive dividends.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferrable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the title of the warrants, which may be denominated as share purchase rights or subscription rights;

•	the aggregate number of the warrants;

•	the price or prices, if any, at which the warrants will be issued;

•	the extent to which the warrants are not transferrable;

•	the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the identity of the warrant agent;

•	the maximum or minimum number of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	in connection with warrants denominated as subscription rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio or deficiency of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
	(dollars in millions)
Consolidated ratio of earnings to fixed charges	—	—	—	4.0x	10.0x	10.6x
Consolidated deficiency of earnings to fixed charges	$48.8	$700.4	$233.4	—	—	—

For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before income taxes and equity in loss or earnings of unconsolidated affiliates plus distributed earnings from unconsolidated affiliates, fixed charges and amortization of interest capitalized minus interest capitalized. “Fixed charges” consist of interest expense, including amortization of discounts and debt issuance costs, and interest capitalized. Earnings were insufficient to cover fixed charges by $48.8 million for the six months ended June 30, 2009, $700.4 million for the year ended December 31, 2008 and $233.4 million for the year ended December 31, 2007. We have not had any preferred stock outstanding during the last five years and therefore have not paid any dividends on preferred stock, which has resulted in our consolidated ratio of earnings to combined fixed charges and preferred stock dividends being the same as our consolidated ratio of earnings to fixed charges, or our consolidated deficiency of earnings to combined fixed charges and preferred stock dividends being the same as our consolidated deficiency of earnings to fixed charges, as applicable, for each of the above periods.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	Directly to investors, including through a specific bidding, auction or other process;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public; or

•	Through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	The purchase price of the securities and the proceeds to us from the sale;

•	Any over-allotment options under which the underwriters may purchase additional securities from us;

•	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; or

•	Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered by the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will include information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the accompanying prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Jones Day or by counsel named in the applicable prospectus supplement. If legal matters in connection with particular offerings of the securities in the future are passed upon by counsel to the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$300,000,000

LOUISIANA-PACIFIC CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

                , 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of an assumed amount of $300 million of securities registered under this registration statement, other than any underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$16,740
Legal fees and expenses	400,000
Accounting fees and expenses	150,000
Printing and engraving expenses	100,000
Trustee’s fees and expenses	20,000
Miscellaneous expenses (1)	13,260

Total	$700,000

(1)	Includes estimate of stock exchange listing fees, blue sky fees and expenses, and NASD filing fees.

Item 15.	Indemnification of Directors and Officers.

We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We have also entered into indemnification agreements with our directors and officers that provide them with indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Additionally, we have acquired directors and officers insurance which includes coverage for liability under the federal securities laws.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

The above discussion of our certificate of incorporation, bylaws, indemnification agreements and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements and statutes.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Securities Exchange Act as indicated in parentheses:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Louisiana-Pacific Corporation (filed as Exhibit 3.1 to Louisiana-Pacific Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007).

4.2	Amended Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Louisiana-Pacific Corporation (filed as Exhibit 3.3 to Louisiana-Pacific Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

4.3	Bylaws of Louisiana-Pacific Corporation, as amended and restated effective November 7, 2008 (filed as Exhibit 3.2 to Louisiana-Pacific Corporation’s Current Report on Form 8-K dated November 7, 2008).

4.4	Indenture, dated as of April 2, 1999, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor to The First National Bank of Chicago) (filed as Exhibit 4.2(a) to Louisiana-Pacific Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.5	Rights Agreement, dated as of May 23, 2008, between Louisiana-Pacific Corporation and Computershare Trust Company, N.A., as Rights Agent, including the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B (filed as Exhibit 4.1 to Louisiana-Pacific Corporation’s Registration Statement on Form 8-A filed June 17, 2008).

*4.6	Form of debt securities.

*4.7	Form of certificate of designations for preferred stock of Louisiana-Pacific Corporation.

*4.8	Form of depositary receipt.

*4.9	Form of depositary agreement.

*4.10	Form of warrant.

*4.11	Form of warrant agreement.

*4.12	Form of purchase contract.

*4.13	Form of unit certificate.

*4.14	Form of unit agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney — Louisiana-Pacific Corporation.

25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Act or the Securities Exchange Act and incorporated by reference herein.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) If and to the extent that the securities being registered are offered to existing securityholders of the registrant pursuant to warrants (including warrants denominated as share purchase rights or subscription rights) and any such securities not taken by such securityholders are reoffered to the public, a subscription period is established and underwriters are to purchase unsubscribed securities, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If, in such case, any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 5, 2009.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Richard W. Frost
Richard W. Frost
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title

/s/ E. Gary Cook E. Gary Cook	Chairman of the Board and Director	August 5, 2009

/s/ Richard W. Frost Richard W. Frost	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2009

/s/ Curtis M. Stevens Curtis M. Stevens	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)	August 5, 2009

/s/ Jeffrey D. Poloway Jeffrey D. Poloway	Corporate Controller (Principal Accounting Officer)	August 5, 2009

/s/ Archie W. Dunham Archie W. Dunham	Director	August 5, 2009

/s/ Daniel K. Frierson Daniel K. Frierson	Director	August 5, 2009

/s/ Dustan E. McCoy Dustan E. McCoy	Director	August 5, 2009

/s/ Colin D. Watson Colin D. Watson	Director	August 5, 2009

/s/ Kurt M. Landgraf Kurt M. Landgraf	Director	August 5, 2009

/s/ Lizanne C. Gottung Lizanne C. Gottung	Director	August 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Louisiana-Pacific Corporation (filed as Exhibit 3.1 to Louisiana-Pacific Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007).

4.2	Amended Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Louisiana-Pacific Corporation (filed as Exhibit 3.3 to Louisiana-Pacific Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

4.3	Bylaws of Louisiana-Pacific Corporation, as amended and restated effective November 7, 2008 (filed as Exhibit 3.2 to Louisiana-Pacific Corporation’s Current Report on Form 8-K dated November 7, 2008).

4.4	Indenture, dated as of April 2, 1999, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor to The First National Bank of Chicago) (filed as Exhibit 4.2(a) to Louisiana-Pacific Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.5	Rights Agreement, dated as of May 23, 2008, between Louisiana-Pacific Corporation and Computershare Trust Company, N.A., as Rights Agent, including the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B (filed as Exhibit 4.1 to Louisiana-Pacific Corporation’s Registration Statement on Form 8-A filed June 17, 2008).

*4.6	Form of debt securities.

*4.7	Form of certificate of designations for preferred stock of Louisiana-Pacific Corporation.

*4.8	Form of depositary receipt.

*4.9	Form of depositary agreement.

*4.10	Form of warrant.

*4.11	Form of warrant agreement.

*4.12	Form of purchase contract.

*4.13	Form of unit certificate.

*4.14	Form of unit agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney — Louisiana-Pacific Corporation.

25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Act or the Securities Exchange Act and incorporated by reference herein.